UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 7, 2012

Moody National REIT I, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-150612	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6363 Woodway Drive, Suite 110
Houston, Texas 77057
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant.

Previous independent registered public accounting firm

On February 8, 2012, the Board of Directors (the “Board”) of Moody National REIT I, Inc. (the “Company”) accepted the resignation of Pannell Kerr Forster of Texas, P.C. (“PKF”) from its engagement as the Company’s independent registered public accounting firm.  The Company’s Audit Committee (the “Audit Committee”) approved the acceptance of the resignation of PKF.  As discussed in greater detail below under Item 4.02, PKF notified the Company that it could not be considered an independent auditor and that the Company’s audited consolidated financial statements for the years ended December 31, 2009 and 2010 included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2011 (the “2009 and 2010 audited financial statements”) and the interim unaudited consolidated financial statements for the three months ended March 31, 2011 as filed with the SEC on Form 10-Q on May 16, 2011, the three and six months ended June 30, 2011 as filed with the SEC on Form 10-Q on August 15, 2011 and the three and nine months ended September 30, 2011 as filed with the SEC on Form 10-Q on November 14, 2011 (collectively, “the interim consolidated financial statements”) could not be relied upon.

Neither of PKF’s reports on the Company’s financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

Since PKF’s engagement on January 12, 2011 to the date of its resignation, the Company has not had any disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PKF’s satisfaction, would have caused it to make reference thereto in any of its reports on the Company’s consolidated financial statements for such period.  Since PKF’s engagement on January 12, 2011 to the date of its resignation, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

New independent registered public accounting firm

On February 8, 2012, the Company engaged Frazier & Deeter, LLC (“Frazier & Deeter”) as its independent registered public accounting firm.  The change in the Company’s independent registered public accounting firm was approved by the Audit Committee. The Company has engaged Frazier & Deeter to (1) serve as its independent registered public accounting firm for the 2011 fiscal year, (2) audit the 2009 and 2010 audited financial statements and (3) review the interim consolidated financial statements.

During the two most recent fiscal years and through the engagement date, the Company has not consulted with Frazier & Deeter regarding either: (1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Frazier & Deeter concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided each of Frazier & Deeter and PKF with a copy of this Current Report on Form 8-K.  The Company has requested that PKF furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements (the “PKF Letter”).  A copy of the PKF Letter, dated February 13, 2012, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 7, 2012, PKF notified the Company that it could not be considered an independent auditor for the 2011 fiscal year because PKF prepared the tax returns of Brett C. Moody, the Company’s Chairman of the Board, Chief Executive Officer and President.  On February 8, 2012, the Board determined that the interim consolidated financial statements should no longer be relied upon as the auditor was not independent in accordance with Rule 201 of SEC Regulation S-X.  On February 10, 2012, PKF notified the Company that it could not be considered an independent auditor for the 2009 and 2010 fiscal years because PKF had provided tax advice to other affiliates of Mr. Moody. On February 10, 2012, the Company’s Chief Financial Officer determined that the 2009 and 2010 audited financial statements could not be relied upon as the auditor was not independent in accordance with Rule 201 of SEC Regulation S-X.

The Company’s Chief Executive Officer and the Company’s Chief Financial Officer have discussed with PKF the matters disclosed in this Item 4.02.  PKF and the newly engaged certifying accountant, Frazier & Deeter, have each reviewed this disclosure.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
7.1	Letter of Pannell Kerr Forster of Texas, P.C. to the Securities and Exchange Commission, dated February 13, 2012

16.1	Letter of Pannell Kerr Forster of Texas, P.C. to the Securities and Exchange Commission, dated February 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: February 13, 2012	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and Presiden

EXHIBIT INDEX

Exhibit No.	Description
7.1	Letter of Pannell Kerr Forster of Texas, P.C. to the Securities and Exchange Commission, dated February 13, 2012

16.1	Letter of Pannell Kerr Forster of Texas, P.C. to the Securities and Exchange Commission, dated February 13, 2012